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Exhibit 99                         Contacts: VIROPHARMA INCORPORATED
                                             Kori B. Beer
                                             Director, Corporate Communications
                                             610-458-7300
                                             Phone (610) 458-7300


   ViroPharma Files New Drug Application for Picovir(TM) (pleconaril) for the
               Treatment of Viral Respiratory Infection in Adults

Exton, PA, July 31, 2001 - ViroPharma Incorporated (Nasdaq: VPHM) today announced that is has submitted a New Drug Application (NDA) to the U.S. Food and Drug Administration for clearance to market Picovir(TM) (pleconaril) for the treatment of viral respiratory infection (VRI, otherwise known as the common cold) in adults. Picovir(TM) is a novel antiviral compound that has been developed to treat the cause and symptoms of viral respiratory infection.

"This is a tremendous accomplishment to have filed ViroPharma's first NDA ahead of our targeted submission date. We look forward to productive interactions with the FDA," said Michel de Rosen, ViroPharma's president and chief executive officer. "This effort underscores our commitment to advancing Picovir toward commercialization. We are fervently working toward achieving the next set of milestones for the company, which includes securing a co promotion and co development partner for Picovir(TM)."

The NDA filing is supported by data from multi-center clinical trials conducted in the United States and Canada. To date, more than 4,000 patients have been treated with Picovir(TM). Based upon these data, ViroPharma is seeking an indication for Picovir(TM) for the treatment of adults with VRI. The company also plans to conduct additional clinical trials with Picovir(TM) for the treatment of children with VRI, and in adults for the prevention of VRI.

Detailed results from the recent phase 3 clinical trials in adults with VRI will be reported by a lead study investigator during an upcoming infectious disease meeting this fall.

ViroPharma Incorporated is committed to the commercialization, development and discovery of antiviral pharmaceuticals. The company is focused on drug development and discovery activities in viral diseases including viral respiratory infection (VRI), hepatitis C and RSV disease. ViroPharma's most advanced product candidate, Picovir(TM) (pleconaril), is in clinical development for treatment of picornavirus diseases, and recently completed late stage clinical trials for adult VRI. ViroPharma also has product candidates in clinical development for the treatment of hepatitis C and RSV disease.

This press release contains forward-looking statements, including statements relating to the Company's efforts to obtain regulatory approval to market Picovir(TM), the Company's plans for additional clinical trials of Picovir(TM) and the Company's efforts to secure a partner for the commercialization of Picovir(TM) in the United States and Canada. Neither the FDA nor any other regulatory authority has approved Picovir(TM) for commercialization. There can be no assurance that FDA or other regulatory authority approval for Picovir(TM) will be granted on a timely basis or at all.
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There can be no assurance that ViroPharma will be successful in securing a marketing partner for Picovir(TM). Even if approved and if ViroPharma is successful in securing a marketing partner, there can be no assurance that Picovir(TM) will achieve market acceptance. With regard to the Company's plans for additional clinical trials to enhance the commercial potential of Picovir(TM), investors should note that the conduct of clinical trials and acquiring regulatory approval for investigational pharmaceutical products are subject to risks and uncertainties. There can be no assurance that planned clinical trials can be initiated, or that that planned or ongoing clinical trials can be successfully concluded or concluded in accordance with the Company's anticipated schedule. These factors, and other factors that could cause future results to differ materially from the expectations expressed in this press release, include, but are not limited to, those described in ViroPharma's most recent Registration Statement on Form S-3 filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release may become outdated over time. ViroPharma does not assume any responsibility for updating any forward-looking statements.

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